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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement of School Specialty, Inc. on Form S-1 of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation, which report appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

BDO SEIDMAN, LLP


Atlanta, Georgia



April 30, 1998